Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 2, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the 2014 Annual Report to Shareholders, which is incorporated by reference in Popular Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014.

We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 30, 2014 relating to the financial statements, which appears in the Annual Report of Popular, Inc. U.S.A. 401(K) Savings and Investment Plan on Form 11-K for the year ended December 31, 2013.

We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 30, 2014, relating to the financial statements, which appears in the Annual Report of Popular, Inc. Puerto Rico Savings and Investment Plan on Form 11-K for the year ended December 31, 2013.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Juan, Puerto Rico

May 14, 2015